   As filed with the Securities and Exchange Commission on September 13, 2002

                                                    Registration No. 333-58492
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                        Post-effective Amendment No. 3 to

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                             FanZ Enterprises, Inc.
                 (Name of Small Business Issuer in Its Charter)

          Delaware                         711212                35-2123462
(State or Other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or         Classification Code Number)  Identification No.)
       Organization)

                             FanZ Enterprises, Inc.
                                5419 Cayman Drive
                                    Suite 100
                              Carmel, Indiana 46033
                                 (317) 815-1128
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                             FanZ Enterprises, Inc.
                                5419 Cayman Drive
                                    Suite 100
                              Carmel, Indiana 46033
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

FanZ Enterprises, Inc.      With a Copy to: Benesch, Friedlander, Coplan &
5419 Cayman Drive                           Aronoff LLP
Suite 100                                   2300 BP Tower
Carmel, Indiana  46033                      200 Public Square
(317) 815-1128                              Cleveland, Ohio 44114-2378
Attn: J. Roe Hitchcock                      (216) 363-4500
                                            Attn: Leslie A. Drockton, Esq. and
                                                  James M. Hill, Esq.

--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

DEREGISTRATION OF SHARES

         The public offering (the "Offering") conducted by FanZ Enterprises, Inc. (the "Company") expired by its terms on August 31, 3002. Since the minimum proceeds were not raised by the Company in the Offering, the Company is filing this Post-effective Amendment to its Registration Statement removing from registration all of the Company's securities. No securities were sold in connection with the Offering. All of the proceeds received from investors were deposited into an escrow account with Firstar Bank, N.A. ("Firstar"). Firstar is in the process of returning investor funds with interest.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ann Arbor, State of Michigan on September 11, 2002.


                                   FANZ ENTERPRISES, INC.

                                   By:      /s/ Frederick L. McDonald II
                                            -----------------------------------
                                            Frederick L. McDonald II, President


   In accordance with the requirements of the Securities Act of 1933, this Post-effective Amendment No. 3 to the Registration Statement was signed by the following persons in the capacities and on the date stated.


             Signature                           Title                                    Date
             ---------                           -----                                    ----

/s/ J. Roe Hitchcock                  Chief Executive Officer (in the             September 11, 2002
--------------------------------      capacity of chief financial officer,
J. Roe Hitchcock                      and chief accounting officer) Treasurer,
                                      Director

/s/ Frederick L. McDonald II          President, Director                         September 11, 2002
--------------------------------
Frederick L. McDonald II